UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2025 (the “Initial Form 8-K”) is being filed to amend Item 9.01 to the Initial Form 8-K to include certain financial statements related to Vivos Therapeutics, Inc.’s (the “Company”) acquisition (the “Acquisition”) of R.D. Prabhu-Lata K. Shete MDs, LTD., a Nevada professional corporation d/b/a The Sleep Center of Nevada (“SCN” or the “Seller”), pursuant to the Purchase Agreement entered into on April 15, 2025 by and between the Company, SCN, Prabhu Rachakonda, M.D and Lata K. Shete, M.D (the “Purchase Agreement”). This Form 8-K/A also includes a consent of Baker Tilly, independent registered public accounting firm of Vivos and SCN.

On June 10, 2025, the Company completed the Acquisition and in connection therewith acquired all of the operating assets of the Seller. The Company is also amending the Initial Form 8-K to include additional disclosures, including risk factor disclosures regarding SCN, the Acquisition and related matters.

Subsequent to the filing of the Initial Form 8-K, the Company discovered that “Item 1.01 Entry into a Material Definitive Agreement” in the Initial Form 8-K was inadvertently tagged in the submission header. The Company is therefore amending the Initial Form 8-K to correct the item tag appearing in the submission header of the Initial Form 8-K as “Item 1.01 Entry into a Material Definitive Agreement” to “Item 2.01 Completion of Acquisition or Disposition of Assets”.

Except as set forth herein, no modifications have been made to the information contained in the Initial Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of The Sleep Center of Nevada Acquisition

As previously disclosed, on April 15, 2025, Vivos Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “SCN Purchase Agreement”), by and among the Company, R.D. Prabhu-Lata K. Shete MDs, LTD., a Nevada professional corporation d/b/a The Sleep Center of Nevada (“SCN” or the “Seller”), and its shareholders Prabhu Rachakonda, M.D. (“Dr. Prabhu”) and Lata K. Shete, M.D, pursuant to which the Company agreed to purchase, among other things, the operating assets related to SCN’s sleep testing, diagnostics, and treatment centers (the “Acquisition”).

On June 10, 2025, the Company completed the Acquisition, and the Company had acquired all of the operating assets of the Seller in consideration for a (i) cash payment equal to $6.0 million, (ii) 607,287 shares of restricted common stock in the Company, par value $0.0001 per share (the “Common Stock”), equal to $1.5 million based on the volume-weighted average price (“VWAP”) of the Common Stock for the 30 days immediately preceding the Acquisition and (iii) the assumption of certain specific trade accounts payable and liabilities related to specific SCN contracts assigned to the Company as part of the Acquisition. Pending the achievement of an agreed to financial milestone, the Company will pay to Dr. Prabhu a contingent “earn out” consideration in the form of restricted Common Stock equal to $1.5 million based on the VWAP of the Common Stock for the 30 days immediately preceding the date on which such financial milestone is achieved, as determined in accordance with U.S. generally accepted accounting principles.

As of June 10, 2025, pursuant to the SCN Purchase Agreement, the Company’s wholly-owned subsidiary, Airway Integrated Management Company, LLC, a Colorado limited liability company, (“AIM”), entered into Practice Administration Agreements (“PAAs”) respectively with SCN (the “SCN PAA”) and the Sleep Center of Nevada, Rachakonda & Associates, PLLC, a newly formed Nevada professional limited liability company owned and controlled by Dr. Prabhu (“SCN PLLC” and the practice management agreement with SCN PLLC, the “SCN PLLC PAA”). SCN PLLC was formed for the purpose of integrating the medical practices of SCN with the Company in connection with the Acquisition. The principal purpose of the PAAs is to allow AIM to manage the SCN practice in compliance with applicable federal and Nevada laws, rules and regulations relating to the corporate practice of medicine (the “CPM Laws”). AIM intends to conduct an orderly transition of the operation of the SCN practice to SCN PLLC.

Pursuant to the PAAs, AIM shall provide management, administrative, and non-clinical services to SCN and SCN PLLC, in consideration for monthly administration fees (the “Administration Fees”) of $200,000 from SCN and $100,000 from SCN PLLC. The Administration Fees may be adjusted by AIM prospectively after quarterly reviews. Both the PAAs have a term of fifteen years and subject both SCN and SCN PLLC, along with Dr. Prabhu, to an exclusivity provision during the term and for a period of one-year after termination, whereby neither SCN nor SCN PLLC shall operate, participate in, or be connected with any other entity providing similar services within Nevada, except for operating its own medical practice without a third-party provider providing covered programs. In connection with the PAAs, Dr. Prabhu, as an equity owner of and on behalf of SCN and SCN PLLC, has entered into management and succession agreements with AIM for continued operation of their respective medical practices upon occurrence of certain events as described therein and for Dr. Prabhu to comply with the CPM Laws.

Pursuant to the SCN Purchase Agreement, SCN had entered into a physician employment agreement (the “Physician Employment Agreement”) with Dr. Prabhu. Under the Physician Employment Agreement, Dr. Prabhu shall perform his duties as a physician in SCN (or SCN affiliated companies) and comply with all CPM Laws. The Physician Employment Agreement provides an annual compensation of $400,000 and bonus incentives, payable in cash, should SCN achieve certain annual revenue targets in a calendar year. The Physician Employment Agreement also affords Dr. Prabhu a board observation right, whereby Dr. Prabhu is entitled to receive advanced notices and attend board of directors meeting of the Company. Dr. Prabhu is also subject to customary non-solicitation, non-compete and exclusivity clauses in accordance with the Physician Employment Agreement.

In connection with and pursuant to the terms of the SCN Purchase Agreement, AIM entered into assignments and assumptions of three lease agreements previously held by Seller, as the tenant under each lease. The landlords under these leases are entities managed by Dr. Prabhu. The assigned leases include leased real property at the following locations: (i) Red Rock Medical Center, 5701 West Charleston Boulevard, Las Vegas, Nevada, under a lease dated January 1, 2016, as amended; (ii) Eldorado Medical Center, 1905 Civic Center Drive, North Las Vegas, Nevada, under a lease dated November 1, 2024; and (iii) 5751 South Fort Apache Road, Las Vegas, Nevada, under a lease dated January 1, 2024. Each of the leased premises are used for the general operations of the practice and are believed to be on fair market terms.

Item 8.01. Other Information.

The Company is providing the following disclosure updates, including risk factor updates, regarding SCN, the Acquisition and related matters.

SCN Integration Update

Our operational planning for the integration of SCN began in April 2025, when we signed the definitive agreement to purchase SCN. We believe these two months of advance planning has benefited the process of integrating SCN into our business, as our operations team has been able to execute our plan on schedule and under budget with respect to two of SCN’s seven locations in the greater Las Vegas area. Also because of this effort, we expect to recognize a small amount of SCN revenue during our fiscal second quarter (for the period beginning with the June 10, 2025 Acquisition closing date through June 30, 2025), with the goal of increasing this revenue in the second half of 2025 and further in 2026.

As we had anticipated during the initial stage of SCN integration, patient demand is exceeding our capacity to process and treat patients under our model which includes offering SCN patients Vivos treatment options. Our goal is to ramp up our systems and operations by strategically deploying additional personnel and resources to meet this demand. We currently expect that some of SCN’s locations, including the two already integrated, to be primary treatment hubs with larger patient capacities, with the remaining being referral centers (which could be relocated facilities) requiring less time and effort to integrate.

Our operational plan is driven by our deployment of our Sleep Optimization (SO) teams, each consisting of one nurse practitioner (or physician’s assistant), two specially trained dentists, six dental assistants, six administrative support personnel, and one treatment navigator. These SO teams can be dedicated to high demand locations or spread across multiple locations as circumstances dictate. We currently have 1.5 SO teams deployed across two SCN locations and expect to have two additional SO teams deployed during the fourth quarter of 2025. We anticipate an initial ramp of up to 60 days for SO teams to become fully functional, and up to five months or longer before net revenue collections match revenue generating activity (such as obstructive sleep apnea (“OSA”) diagnostic services or OSA treatment case starts). A fourth SO team is planned for deployment sometime in the first quarter of 2026, giving us an expected total of 4.5 SO teams operating by the end of the first quarter of 2026. Based on the current volume of OSA patient demand, we believe the current markets served by SCN could support up to eight SO teams, and potentially more if certain planned growth initiatives meet expectations. Such initiatives include, but are not limited to, the expansion of diagnostic and treatment services, the establishment and rollout of a pediatric OSA program, and the collaboration with certain specialty medical groups who treat patients with comorbid OSA but who lack the ability to test, evaluate and treat such patients within their existing practice environments.

Based on our experience to date, we believe our limiting constraints for near-term revenue growth at SCN are (1) physical space to see an optimal number of patients; (2) provider and staff recruiting, training, and onboarding; and (3) customary issues with third party provider credentialing. At the SCN locations we have onboarded, we are currently fully booked for appointments for several weeks, and we are processing what we believe is less than 40% of patients attempting to get appointments for treatment. We expect the current expansion at one facility and relocation of a second facility, coupled with the additional deployments of two new SO teams by mid-October 2025, will help reduce the backlog of patients seeking treatment. However, we do not believe we will be able to fully meet current demand until additional SO teams are fully deployed during 2026.

Our initial average case revenue and acceptance rate for Vivos treatment at SCN to date suggest that each SO team could potentially generate collections in excess of $500,000 per month, net of adjustments, with contribution margins above 50%. In addition to current Vivos diagnostic and treatment options, we expect to be able to offer SCN patients additional diagnostic and treatment services that could generate additional high-margin revenue. It will take time for each SO team to reach full capacity, if at all, so the above figures should be viewed as our current best estimates based on our limited operating experience and actual performance to date, rather than projections of our future performance. That said, we continue to gather additional data that will allow us to refine our model and optimize operations, and results of operations, in future periods.

Importantly, we expect to apply the lessons learned from our SCN integration activities to future sleep center or medical practice acquisitions or management collaborations we are currently exploring and hope to consummate in the future as described below. We expect to fund costs associated with our SCN integration activities with net proceeds from our June 2024 debt and equity financings, potential future financings, and ultimately cash from operations.

Revised OSA Provider Management Model

In addition to growth through acquisitions of medical sleep providers like SCN, we are actively developing a revised management model that we are implementing in situations where the sleep center or medical practice owners are not interested in being purchased by us, but are interested in making the full range of our OSA treatment options available to their patients. Our plan is to accomplish this type of collaboration through the creation and pro-rata funding of a new management services entity that is jointly owned by the sleep center owners and our company, but where our company retains a supermajority controlling interest. The revised management model incorporates our experience with Rebis Health in Colorado, our first sleep provider collaboration arrangement which we entered into in 2024 and which has not yet performed to our expectations. Under the revised model, through the co-owned management company, we will have more operational control to help ensure that our business model is being properly implemented.

We believe this revised management model can provide financial upside for our company with limited capital expenditures, and with what we believe are manageable risks. At the same time, this revised management model creates the potential for economic upside for sleep center or medical practice collaborators who are currently not interested in an outright sale to our company. Moreover, we believe the overall quality of care and service to the OSA patients of our medical provider collaborators can improve by having more treatment options available. The revised management model, as in the previous model, is designed to be compliant with current state and federal healthcare, anti-kickback, and corporate practice of medicine and dentistry regulations.

On July 14, 2025, we entered into our first management agreement under this revised approach with MISleep Solution LLC to provide our full suite of Vivos treatments and services to OSA patients at a joint location in Auburn Hills, Michigan (which is near Detroit). Consistent with our new model, our company owns a supermajority equity stake in the management services company, with the sleep doctors having minority ownership interests. Facilities to support these operations are currently under construction, with an estimated opening date in October 2025. We are currently in the process of hiring, training, and onboarding one complete SO team that we expect to deploy as soon as the physical facility is ready for occupancy. Based on our internal analysis and experience, we expect the economics of our Detroit SO team to be similar to the economics described above for our SO teams at SCN, except that net profit distributions from the management services entity will be paid out on a pro-rata basis (with our company receiving the supermajority share). As of this time, we have no direct operating history in the Detroit, Michigan market or with this new model. However, we believe that the overall benefit to our company of this model derives from the limited risks (as opposed to outright acquisitions) and generally low equipment and facility capital expenditures relative to the potential revenue opportunity. This model also obviates the need for us to finance the purchase and other costs associated with our acquisition model.

Potential Provider Acquisition or Management Pipeline

We are currently in active discussions with a number of potential acquisition targets to follow our SCN acquisition and Detroit-area management agreement. Every prospect must meet a rigorous set of criteria and standards in order to be considered by our mergers and acquisitions team for acquisition or management. One such acquisition target is currently under an exclusive letter of intent with us. Our pipeline of additional potential acquisition and management opportunities with sleep centers and medical sleep specialists continues to expand. This is happening largely through word of mouth and very little expenditure in terms of marketing efforts to the more than 2,600 American Academy of Sleep Medicine accredited sleep testing centers nationwide. We believe this pipeline of potential acquisition and management activity, together with the experience gained from previous endeavors, will be a key driver of future accretive growth for us.

Risk Factors Associated with SCN, the Acquisition and Related Matters

In 2024 and 2025, we worked to pivot our sales, marketing distribution model, including via the acquisition of the Sleep Center of Nevada (the “Acquisition”). However, this new model is unproven and may not produce the benefits we anticipate. This makes it difficult to evaluate our future prospects and may increase the risk of your investment.

In June 2025, we acquired all assets, including operating assets such as sleep testing, diagnostics, and treatment centers, of SCN. The Acquisition marked the completion in a pivot to our sales, marketing distribution model for our innovative OSA appliances. Under the new model, SCN will provide sleep disorder patients with the opportunity to be candidates for our advanced, proprietary and FDA-cleared CARE oral medical devices, oral appliances and additional adjunctive therapies and methods. Under customary agreements designed to comply with applicable corporate practice of medicine law, our operation of SCN allows us to manage and capture both diagnostic and consulting revenues, representing new higher margin revenue streams for us, as well as potential Vivos appliance sales revenue from SCN. We are exploring and seeking to implement additional acquisitions of, or collaborations with, medical sleep and similar healthcare practices to expand our business model in an effort to grow our revenues.

We are placing significant emphasis on establishing and growing this new model as means of increasing our revenue. However, this new model is unproven, and we have limited operating history associated with this new model. Our prior collaboration with Rebis Health in Colorado entered into in 2024 has not met our expectations and differed materially from the SCN acquisition in that we did not have adequate control over patient processing, systems and protocols, dentist hiring and management, staff hiring and management, patient education, hours of operation, or medical provider training and education. As a result, the Rebis Health collaboration has not benefited us as we had anticipated. There is therefore a lack of information for you to evaluate our future prospects utilizing this new model. Moreover, there is a material risk that this new model will not increase our revenues or gross margins in the manner we anticipate. In addition, we may be unable to find additional sleep medical providers to incorporate into our business, and even if we do, the is a risk we may not derive the benefits from additional acquisition that we intend to. Our inability to implement and scale this marketing and distribution model would materially harm our business and operating results and likely cause our stock price to suffer.

Additionally, if the benefits of the Acquisition or similar acquisitions or collaborations we may undertake do not meet the expectations of our shareholders, the market price of our securities may decline. Fluctuations, including declines, in the price of our common stock could contribute to the loss of all or part of your investment. Certain factors, including, but not limited to, the factors listed below could have a material adverse effect on the price of our common stock:

●	actual or anticipated fluctuations in financial results post-Acquisition or following the execution of similar transactions;

●	changes in the market’s expectations about our operating results post-Acquisition or following the execution of similar transactions;

●	announcements of technological innovation, or new products, by our competition; and

●	the success of our competitors.

As such, no assurances can be given that the Acquisition or similar transactions will benefit our operating results or stock price.

We have incurred substantial indebtedness in connection with financing the SCN acquisition, the cost of servicing that debt could adversely affect our business, financial condition, and results of operation, and we may not be able in the future to service that debt.

Concurrently with the SCN Acquisition, we entered into a Note Purchase Agreement with Streeterville Capital, LLC, a Utah limited liability company (“Lender”), pursuant to which we issued and sold to Lender a Secured Promissory Note in the original principal amount of $8,250,000 (the “Note”). The Note is secured by our wholly-owned subsidiary AIM, which manages SCN in accordance with the corporate practice of medicine. The Company has also pledged the entirety of AIM’s membership interests to the Lender as collateral for the Loan pursuant and caused AIM to provide a guarantee of our obligations to the Lender under the Note and the other transaction documents.

Our ability to make scheduled payments under the Note or any alternative debt financing arrangements we may enter into in connection with our growth strategy to acquire additional medical sleep practices will depend on our financial and operating performance, which will be affected by economic, financial, competitive, business, and other factors, some or all of which are beyond our control. The indebtedness we incurred in connection with the Acquisition will require us to dedicate a portion of our cash flow to servicing this debt, thereby reducing the availability of cash to fund other business initiatives. There can be no assurance that our business, inclusive of SCN, will generate sufficient cash flow from operations to service our indebtedness or to fund our other liquidity needs. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to restructure or refinance all or a portion of our indebtedness on or before maturity or sell certain of our assets. There can be no assurance that we will be able to restructure or refinance any of our indebtedness on commercially reasonable terms, if at all, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. If we are unable to generate or borrow sufficient cash to make payments on our indebtedness, our business, financial condition, and results of operations could be adversely affected.

Integrating SCN’s operations may be more difficult, costly, or time-consuming than expected.

The ongoing integration of Vivos and SCN could result in the disruption of our ongoing business, and inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with patients and employees or achieve the anticipated benefits of the Acquisition. As with any acquisition, there also may be disruptions that cause us to lose patients or cause patients to elect alternative form of sleep treatment. We may also face other unintended consequences from the Acquisition (including adverse effects on our business reputation, supply chain issues, and similar matters) that that could have a material adverse effect on our results of operations, financial condition and stock price.

If our contractual arrangements between AIM and our physicians at SCN are found to constitute the improper rendering of medical services or fee splitting under applicable state laws, our business, financial condition and our ability to operate in those states could be adversely impacted.

Our contractual relationships between AIM and our physicians at SCN (and similar arrangements we may enter into in the future in connection with other sleep provider acquisitions) may implicate certain state laws that generally prohibit non-professional entities from providing licensed medical services or exercising control over medical practitioners or other healthcare professionals (such activities generally referred to as the “corporate practice of medicine”, and laws, rules and regulations relating to the corporate practice of medicine, the “CPM Laws”) or engaging in certain practices such as fee-splitting with such licensed professionals. The interpretation and enforcement of CPM Laws vary significantly from state to state. There can be no assurance that CPM Laws will be interpreted in a manner consistent with our practices or that other laws or regulations will not be enacted in the future that could have a material and adverse effect on our business, financial condition and results of operations. Regulatory authorities, state boards of medicine, state attorneys general and other parties may assert that, despite the agreements through which we operate, we are engaged in the provision of medical services and/or that our arrangements with our medical practitioners constitute unlawful fee-splitting. If a jurisdiction’s prohibition on the corporate practice of medicine or fee-splitting is interpreted in a manner that is inconsistent with our practices, we would be required to restructure or terminate our arrangements with our medical practitioner at SCN to bring our activities into compliance with such CPM Laws. A determination of non-compliance, or the termination of or failure to successfully restructure these relationships could result in disciplinary action, penalties, damages, fines, and/or a loss of revenue, any of which could have a material and adverse effect on our business, financial condition and results of operations. State corporate practice and fee-splitting prohibitions also often impose penalties our medical practitioners for aiding in the improper rendering of professional services, which could discourage medical practitioners and other healthcare professionals from providing clinical services at SCN or other sleep centers we may operate in the future.

As a result of our business model pivot which includes the acquisition of sleep centers like SCN, we may become a party to lawsuits, demands, claims, qui tam suits, governmental investigations and audits and other legal matters, any of which could result in, among other things, substantial financial and other penalties, damage to our reputation or adverse effects on our ability to conduct business.

As a result of our 2025 business model pivot, which includes acquisitions of sleep medical providers like SCN as a means of driving sales of our OSA treatments, our business has (subject to compliance with CPM laws as described above) become more associated with diagnosing and treating OSA patients. Given the nature of this business, we may in the future be subject to investigations and audits by governmental agencies, private civil qui tam complaints and other lawsuits, demands, claims, legal proceedings and/or other actions alleging our, or the medical practices we manage, failure to comply with applicable rules, regulations, laws or the practice of medicine.

For example, we and sleep medical providers we manage (like SCN) could become subject to audits from the government concerning the billing of patients. If, following the conclusion of any audit, the government were to require refunds and/or modifications to our business practices, and such amounts or changes are significant, it could have a material adverse effect on our business, results of operations, financial condition and cash flows. In addition, any allegation against us, our medical providers we manage or related personnel, representatives, third party vendors, or operations in such matters or matters that involve patients suffering adverse health outcomes, may, among other things harm our reputation, stock price, and adversely affect our relationships and/or contracts related to our business, among other things.

Responding to subpoenas, investigations and other lawsuits, claims and legal proceedings, as well as defending ourselves in such matters, would require management’s attention and cause us to incur significant legal expense. Negative developments, findings or terms and conditions that we might agree to accept as part of a negotiated resolution of pending or future legal or regulatory matters, or have been forced upon us, could result in, among other things, harm to our or our medical providers’ reputation, substantial financial penalties or awards against us, substantial payments made by us, required changes to our business practices, impacts on our various relationships and/or contracts related to our business, exclusion from future participation in Medicare, Medicaid and other healthcare programs and, in certain cases, criminal penalties, any of which could have a material adverse effect on us.

Changes in the structure of and payment rates under private insurance, Medicare, Medicaid or other non-Medicare government-based programs or payment rates related to our business could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Sleep center providers like SCN or other medical sleep providers we may acquire and manage or do business with rely on various forms of insurance held by patients for payment for products and services. These include private insurance, Medicare, Medicaid and other government programs. As such, the business of the medical sleep providers we manage and our business and results of operations could be adversely impacted by matters related to insurance coverage including, without limitation:

●	The risk that reimbursement rates are reduced by private insurance carriers or government insurance providers;

●	The risk that changes in insurance policies or regulatory mandates could limit the ability to either be paid for covered services or bill for treatments or services or otherwise impact reimbursement;

●	The risk that interpretations of existing regulations, manual provisions and/or guidance, or the implementation or enforcement of new interpretations, will be inconsistent with how we and the medical sleep providers we manage have interpreted regulations, manual provisions and/or guidance;

●	The risk that data and related reporting requirements are implemented that result in decreased reimbursement, increased technology and operational costs, or reputational harm;

●	The risk that increases in our operating costs will outpace any Medicare or other rate increases we receive;

●	The risk of federal budget sequestration cuts or other disruptions in federal government operations and funding; and

●	The risk of ensuring that the sleep medical providers we manage remain compliant with applicable requirements, including marketing and education requirements and restrictions, as well as contractual terms with associated insurance plans.

If we are faced with these or similar risks, we could face material adverse consequences on our business, results of operations, financial condition and cash flows.

Our business and the medical practices we manage are labor intensive. Our inability to recruit qualified talent and manage labor costs or shortages result could result significant increases in our operating costs, decreases in productivity, and disruptions in our business operations.

Our business and the business of the medical practices we manage is labor intensive. This is particularly true with respect to the Sleep Optimization (SO) teams we are putting in place at SCN, each consisting of one nurse practitioner (or physician’s assistant), two specially trained dentists, six dental assistants, six administrative support personnel, and one treatment navigator. Labor requirements also exist, albeit to a lesser extent, for contractual alliances with medical sleep providers we may enter into. We face increased labor costs and the risk of difficulties in hiring skilled clinical personnel. The healthcare labor market for the talent we require is challenging and experiences volatility, uncertainty and labor supply shortages. We may be unable to achieve the financial results we desire from the SCN acquisition, the acquisition of other medical sleep providers or our contractual alliances due to variations in labor-related costs and the productivity our personnel.

We have incurred and, as we seek to scale our business, expect to continue to incur increased labor costs, including through elevated compensation levels to our personnel, the ultimate extent of which will depend on the needs at SCN or other medical sleep providers we acquire as well as macroeconomic conditions and ancillary impacts on the labor market, among other things.

We compete for qualified talent with hospitals and other healthcare providers. Furthermore, changes in certification requirements could adversely impact our ability to maintain sufficient staff levels, including to the extent our personnel are not able to meet new requirements. In addition, if we experience a higher than normal turnover rate for our skilled clinical personnel, our operations and ability to meet patient demand may be negatively impacted, which could adversely affect our business, results of operations, financial condition and cash flows.

Also, political or other efforts at the national or local level could result in actions or proposals that increase the likelihood of success of union organizing activities at the facilities we manage. If a significant portion of our personnel were to become unionized, we could experience, among other things, potential additional work stoppages or other business disruptions; adverse impacts to our financial results due to the costs of bargaining or implementing a grievance procedure and processing grievances, decreases in our operational flexibility and efficiency, or negative impacts on our employee culture. Any of these events or circumstances, including our responses to such events or circumstances, could have a material adverse effect on our employee relations, treatment growth, productivity, business, results of operations, financial condition, cash flows and reputation.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements of SCN required by this Item 9.01(a) as of December 31, 2024 and 2023 are filed as Exhibit 99.1 are incorporated by reference herein. The unaudited financial statements of SCN for the three months ended March 31, 2025 and 2024, are filed as Exhibit 99.2 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Vivos as of March 31, 2025, and the unaudited pro forma condensed combined statements of operations of Vivos for the three months ended March 31, 2025 and the year ended December 31, 2025 are filed as Exhibit 99.3 and are incorporated herein by reference.

Exhibit No.	Description
23.1	Consent of Baker Tilly, independent auditors of SCN
99.1	Audited financial statements of SCN as of and for the years ended December 31, 2024 and 2023, respectively.
99.2	Unaudited condensed financial statements of SCN as of and for the three months ended March 31, 2025 and 2024, respectively.
99.3	Unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2025, and the unaudited pro forma condensed combined statements of operations of Vivos for the three months ended March 31, 2025 and the year ended December 31, 2024, including the related notes thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: August 25, 2025	By:	/s/ Bradford Amman
	Name:	Bradford Amman
	Title:	Chief Financial Officer